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                                                                 Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement Nos. 333-63768; 333-63768-01 through 333-63768-74 of
MeriStar Hospitality Operating Partnership, L.P. on Form S-4 of our report on the combined financial statements of Bristol Hotels & Resorts Tenant Companies dated March 30, 2001, appearing in the Annual Report on Form 10-K of FelCor Lodging Trust Incorporated for the year ended December 31, 2000 which is incorporated by reference into this Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia

September 10, 2001